Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real, Suite 100 San Diego, CA 92130 www.sheppard.com

March 11, 2026

VIA ELECTRONIC MAIL

Lineage Cell Therapeutics, Inc.

2173 Salk Avenue, Suite 200

Carlsbad, California 92008

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Lineage Cell Therapeutics, Inc., a California corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of:

●	its common shares (the “Common Shares”);
●	its preferred shares(the “Preferred Shares”);
●

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of the securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); and

●

warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable warrants thereunder.

The Common Shares, the Preferred Shares, the Debt Securities and the Warrants, plus any additional Common Shares, Preferred Shares, Debt Securities and Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Common Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Common Shares are authorized and available for issuance and that the consideration for the issuance and sale of the Common Shares (or for Preferred Shares or Debt Securities convertible into, or for Warrants exercisable for, Common Shares) will be in an amount that is not less than the par value of the Common Shares. With respect to our opinion as to the Preferred Shares, we have assumed that, (a) at the time of issuance and sale, a sufficient number of Preferred Shares are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Shares (or for Debt Securities convertible into, or for Warrants exercisable for, Preferred Shares) will be in an amount that is not less than the par value of the Preferred Shares, and (b) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Shares will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s then operative articles of incorporation (the “Articles of Incorporation”), to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective. We have also assumed that any Debt Securities offered under the Registration Statement and the related Indenture, that such securities will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Shares, such convertible Preferred Shares are duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by or subject to (x) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, (y) general equity or public policy principles (regardless of whether considered in a proceeding at law or in equity) and (z) limitations on availability of equitable relief, including specific performance. With respect to the Warrants offered under the Registration Statement, we have also assumed that (A) such Warrants will be issued pursuant to a Warrant Agreement, (B) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this letter or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any series of Warrants will be set forth in a Prospectus Supplement.

Our opinion herein is expressed solely with respect to the laws of the State of California and, as to the Debt Securities and the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.
With respect to the Common Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Shares do not violate any applicable law, are in conformity with the Articles of Incorporation and the Company’s then operative bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Common Shares have been duly executed by the

Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Common Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Shares or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.
2.
With respect to the Preferred Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the Preferred Shares and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Preferred Shares, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.
3.
With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, which the Company has received, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company.
4.
With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the counterparty thereto by all necessary corporate or similar action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the counterparty thereto, as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Sincerely,
/s/ Sheppard, Mullin, Richter & Hampton LLP